UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2021, Venus Concept Inc. (the “Company”) entered into a Fourth Amended and Restated Loan Agreement (the “CNB Loan Agreement”), by and among the Company, Venus Concept USA Inc., a Delaware corporation (“Venus USA”), Venus Concept Canada Corp., a Canadian corporation (“Venus Canada”; and collectively with the Company and Venus USA, the “Borrower”), and City National Bank of Florida and its successors and/or assigns as lender (“CNB”), pursuant to which the Borrower’s existing revolving credit agreement with CNB was amended. As of June 30, 2021, there was $nil outstanding under the existing revolving credit facility.  Pursuant to the CNB Loan Agreement, CNB revised the revolving credit facility to provide for, among other things, a maximum principal amount of $5.0 million at the LIBOR 30-Day rate plus 3.25%, subject to a minimum LIBOR rate floor of 0.50%. The CNB Loan Agreement is secured by substantially all of the Company’s assets and the assets of certain of its subsidiaries and requires the Company to maintain either a minimum cash balance in deposit accounts or a maximum total liability to tangible net worth ratio and a minimum debt service coverage ratio.

In connection with the CNB Loan Agreement, (i) Venus Concept Ltd., an Israeli limited corporation (“Venus Ltd.”), entered into a Fourth Amended and Restated Guaranty of Payment and Performance with CNB dated as of August 26, 2021 (the “CNB Guaranty”), pursuant to which Venus Ltd. agreed to guarantee the obligations under the CNB Loan Agreement, (ii) the Company and Venus USA entered into a Third Amended and Restated Security Agreement with CNB dated as of August 26, 2021 (the “CNB Security Agreement”), pursuant to which the Company and Venus USA agreed to grant CNB a security interest in substantially all of their assets to secure the obligations under the CNB Loan Agreement, (iii) the Borrower issued a Fifth Amended and Restated Revolving Promissory Note dated as of August 26, 2021 in favor of CNB (the “CNB Note”) in the amount of $5,000,000 with a maturity date of July 24, 2023 and (iv) the obligations of the Company pursuant to certain of the Company’s outstanding promissory notes were reaffirmed as subordinated to the indebtedness of the Company owing to CNB pursuant to a Supplement to Subordination of Debt Agreements dated as of August 26, 2021 (the “Subordination Supplement”) by and among Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, the Company and CNB.

The foregoing descriptions of the CNB Loan Agreement, CNB Guaranty, CNB Security Agreement, CNB Note and Subordination Supplement are summaries, and are qualified in their entirety by reference to the complete terms of the agreements included therein. The CNB Loan Agreement, CNB Guaranty, CNB Security Agreement, CNB Note and Subordination Supplement are filed hereto as, respectively, Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Fourth Amended and Restated Loan Agreement, dated as of August 26, 2021, by and among Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Inc., and City National Bank of Florida.
10.2	Fourth Amended and Restated Guaranty of Payment and Performance, dated as of August 26, 2021, by Venus Concept Ltd. in favor of City National Bank of Florida.
10.3	Third Amended and Restated Security Agreement, dated as of August 26, 2021, by and among Venus Concept Inc., Venus Concept USA Inc., and City National Bank of Florida.
10.4	Fifth Amended and Restated Revolving Promissory Note, dated as of August 26, 2021, by Venus Concept USA Inc., Venus Concept Canada Corp., Venus Concept Inc., in favor of City National Bank of Florida.
10.5
Supplement to Subordination of Debts Agreement, dated as of August 26, 2021, by and among Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP, City National Bank of Florida, and Venus Concept Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: August 30, 2021	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer